UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  May 11, 2010

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the May 11, 2010, annual meeting of shareholders, shareholders of Swift Energy Company (“Swift Energy” or the “Company”) approved amending the First Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “2005 Plan”) to increase the number of shares of the Company’s common stock available for award by 1,250,000 shares.  The amendment was recommended by the Company’s board of directors and described in the Company’s proxy statement for the 2010 annual meeting. A copy of the amendment is filed as Exhibit 10.1 hereto.

As disclosed in the Company’s proxy statement for the 2010 annual meeting, Messrs. Raymond E. Galvin and Henry C. Montgomery, Class II members of the Company’s Board of Directors, completed their service on the Company’s Board pursuant to the Swift Energy Board Succession Plan and other corporate governance policies.  May 11, 2010, marked their last day of service on the Company’s Board of Directors.

Item 5.07	Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on May 11, 2010. At the record date, 37,807,176 shares of common stock were outstanding and entitled to one vote per share upon all matters submitted at the meeting. At the annual meeting, Greg Matiuk and Bruce H. Vincent were elected to serve as directors of Swift Energy for three-year terms to expire at the 2013 annual meeting of shareholders. These directors were elected by the following votes:

Nominees for Director	For	Withheld
Greg Matiuk	14,944,806	17,129,828
Bruce H. Vincent	20,319,880	11,754,754

The following proposals were also approved at the annual meeting:

Proposal	For	Against	Abstain	Broker Non-Vote
Proposal to amend the Company’s First Amended and Restated 2005 Stock Compensation Plan	23,635,503	8,184,294	265,836	2,183,299
Company’s Independent Auditor for the fiscal year ending December 31, 2010	32,328,115	1,900,744	29,073	0

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1	Amendment No. 3 to the First Amended and Restated Swift Energy Company 2005 Stock Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 12, 2010

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 3 to the First Amended and Restated Swift Energy Company 2005 Stock Compensation Plan